UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 24, 2024

Date of Report (Date of earliest event reported)

SHAKE SHACK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36823	47-1941186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

225 Varick Street, Suite 301 New York, New York	10014
(Address of principal executive offices)	(Zip Code)

(646) 747-7200

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	SHAK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously disclosed in the Company’s Current Report on Form 8-K filed on February 15, 2024 (the “Original Form 8-K”), the Company announced that it is preparing restatements of the Company’s Prior Financial Statements to be included in the Company’s 2023 Form 10-K. Capitalized terms used in this Current Report on Form 8-K shall have the meanings provided in the Original Form 8-K. In connection with the restatements, the Company has concluded that the previously disclosed errors led to understatements of additional paid-in capital, retained earnings/(accumulated deficit) and deferred income tax assets of the amounts in the unaudited condensed consolidated balance sheets included in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 30, 2022, June 29, 2022, September 28, 2022, March 29, 2023, June 28, 2023 and September 27, 2023 (collectively, the “Prior Interim Financial Statements”). On February 24, 2024, the Audit Committee, after discussion with senior management and the Company’s independent registered public accountants, concluded that the Prior Interim Financial Statements should no longer be relied upon. We estimate that the impacts reported in the Prior Interim Financial Statements result in no change to the Company’s unaudited condensed consolidated statements of income, a $17 million increase to deferred tax assets and retained earnings/(accumulated deficit) as of March 29, 2023, June 28, 2023 and September 27, 2023, respectively, a $14 million increase to deferred tax assets and retained earnings/(accumulated deficit) as of March 30, 2022, June 29, 2022, and September 28, 2022, respectively, and a de minimis increase to additional paid-in capital at each period-end. The Company intends to include the restatements of the Prior Interim Financial Statements, in addition to the restatements of the Prior Financial Statements, in the Company’s 2023 Form 10-K.

The Company currently intends to file the 2023 Form 10-K within the fifteenth calendar day following the due date of the 2023 Form 10-K, as provided in Rule 12b-25(b) under the Securities Exchange Act of 1934, as amended.

The Audit Committee and senior management have discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters disclosed in this filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”), which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact included herein are forward-looking statements.

All forward-looking statements are expressly qualified in their entirety by these cautionary statements. Some of the factors which could cause results to differ materially from the Company’s expectations include the continuing impact of the COVID-19 pandemic, including the potential impact of any COVID-19 variants, the Company’ s ability to develop and open new Shacks on a timely basis, increased costs or shortages or interruptions in the supply and delivery of our products, increased labor costs or shortages, inflationary pressures, the Company’s management of its digital capabilities and expansion into new channels, including drive-thru and multiple format investments, the Company’s ability to maintain and grow sales at its existing Shacks, risks relating to the restaurant industry generally, and the impact of any material weakness in our internal controls over financial reporting identified in connection with the restatement discussed above or otherwise. You should evaluate all forward-looking statements made herein in the context of the risks and uncertainties disclosed in the Company’s Annual Reports on Form 10-K and other period and current reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shake Shack Inc.
(Registrant)

Dated: February 26, 2024	By:	/s/ Katherine Fogertey
Katherine Fogertey
Chief Financial Officer